As filed with the Securities and Exchange Commission on November 2, 2017

Registration No. 333-xxxxxx

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul K. Danner, III
Chief Executive Officer

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Mazzeo

Mazzeo Song P.C.

444 Madison Avenue, 4th Floor

New York, New York 10022
(212) 599-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Warrants/Rights
Units
Total			$20,000,000	$2,490.00

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) warrants or rights to purchase common stock or preferred stock of registrant and (d) units, consisting of some or all of these securities or rights, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock securities as shall be issuable upon conversion, exchange or exercise of any such securities. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $20,000,000.
(2)	Registrant will determine the proposed maximum offering price per security from time to time in connection with the issuance by registrant of such security; the offering price is not specified as to each class of security pursuant to General Instruction II.D of Form S-3.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2017

Registration No. 333-XXXXXX

November __, 2017

Alliance MMA, Inc.

$20,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series of issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $20,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of these securities in a supplement to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should read carefully this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in such documents before you make your investment decision. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell securities to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, and their compensation, will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is traded on the NASDAQ Capital Market under the symbol “AMMA.” On October 31, 2017, the closing price of our common stock on the NASDAQ Capital Market was $1.6172.

We are an emerging growth company as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves significant risks. See the risks described in the “Risk Factors” section on page 7 of this prospectus, in our filings with the Securities and Exchange Commission, and in the applicable prospectus supplement, respectively.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November __, 2017.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we may, from time to time, sell in one or more offerings, any combination of the securities described in this prospectus up to a total amount of $20,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not offering or selling these securities in any jurisdiction where such offer or sale is not permitted.

You should not assume that the information in this prospectus, the applicable prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date and we have no obligation to update such information except as required by law.

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider in making your investment decision. You should read carefully this entire prospectus and any applicable prospectus supplement or any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. When we use the terms “Alliance MMA,” the “Company,” “we,” “us” or “our” in this prospectus, we are referring to Alliance MMA, Inc. and its consolidated subsidiaries unless the context requires otherwise.

Our Company

Alliance MMA, Inc. was formed in February 2015 for the purpose of acquiring companies in the mixed martial arts (“MMA”) industry. On September 30, 2016, we completed the first tranche of our initial public offering and acquired the assets and assumed certain liabilities of six companies, consisting of five MMA event promoters and a ticketing platform for MMA events. In October 2016, a wholly-owned subsidiary of Alliance merged with a seventh company, which produces and distributes MMA video entertainment. The acquired businesses of these seven companies are referred to in this prospectus as the “Initial Business Units”. At the completion of our initial public offering in October, we also acquired certain MMA and kickboxing video libraries.

Since the completion of our initial public offering, we acquired the assets of six additional promotion companies (Iron Tiger Fight Series, Fight Time, National Fighting Championships, Undisputed Productions, Roy Englebrecht Promotions, and Victory FC), a fighter management and marketing company (SuckerPunch), and the intellectual property rights to the Sheffield video fight library of Shogun Fights (collectively, the “Subsequent Acquisitions”). We refer to the Initial Business Units and the Subsequent Acquisitions collectively as the “Acquisitions”.

Our Operations

Our operations are centered on the following four business components:

•	Live MMA event promotion, which generates revenue from ticket sales and provides a foundation for national sponsorship and national and international media distribution for our live MMA events.
•	MMA content distribution, which consists of paid distribution of original content on television, cable networks, pay-per-view broadcasts, and over the internet, in the United States and through international distribution agreements.
•	Sponsorships and promotions for live MMA events and televised productions and related advertising and promotional opportunities.
•	Management fees associated with fighter purses, third-party video pay-per-view sales, personal brand sponsorships and ancillary promotional activities.

Our Strategy

Our growth strategy includes:

•	developing national sponsorship arrangements, or expanding existing regional sponsorship arrangements, in support of the Company’s network of live MMA events;
•	potentially capturing additional profit margin from our events through the use of our ticketing platform, CageTix;
•	migrating certain of the Acquisitions from paid event venue arrangements to venues that will compensate the promotions for hosting events; and
•	signing highly-regarded professional fighters to multi-fight agreements, which will enhance the value of our live MMA programming content.

Corporate Information

We were incorporated in Delaware on February 12, 2015. Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, New York 10022, and our telephone number is (212) 739-7825. Our website address is www.alliancemma.com. Information contained on, or that can be accessed through, our website or the website of any of our Acquisitions shall not be deemed incorporated into, or to constitute part of, this prospectus.

“Alliance MMA”, “AllianceMMA.com” and other trademarks and service marks of Alliance appearing in this prospectus are the property of Alliance. Trade names, trademarks and service marks of our Acquisitions are either owned or exclusively licensed by Alliance.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2021, the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion (as indexed for inflation), the date on which we are deemed to be a large accelerated filer (this means the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of the second quarter of a fiscal year), or the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies.

The Securities We May Offer

We may offer up to $20,000,000 of common stock, preferred stock, warrants, subscription rights and units in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may offer shares of our common stock from time to time. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all amounts due to our creditors and holders of our securities that rank senior to our common stock. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock - Common Stock.”

Preferred Stock

Our board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions applicable to the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock - Preferred Stock.”

We will fix the rights, preferences, privileges, qualifications and restrictions applicable to each series of the preferred stock that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We urge you to read the prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of such series of preferred stock.

Warrants; Subscription Rights

We may issue warrants or other subscription rights to purchase our common stock or preferred stock. These warrants or other subscription rights may be offered independently or together with any other security offered hereby.

Units

We may issue units comprising one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each holder of a unit will also be deemed to be the holder of each security included in the unit.

Risk Factors

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement, before acquiring any of our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data, contained in our risk factors are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” herein. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in such securities.

Special Note Regarding Forward-Looking Statements

This prospectus, the applicable prospectus supplement and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus or the applicable prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Please see the section entitled “Risk Factors” above. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Use of Proceeds

Unless otherwise provided in the prospectus supplement to this prospectus relating to a particular offering, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, capital expenditures, investments and general working capital. Pending the application of the net proceeds, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the prospectus supplement relating to a particular offering.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time in one or more offerings, although we are under no obligation to offer or sell any such securities.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors, including our affiliates and stockholders;
•	through agents; or
•	through any combination of any of these methods of sale.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus the underwriter and the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in a distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NASDAQ Capital Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

Direct Sales

We may sell the securities offered through this prospectus directly to subscribers, in which case, no underwriters or agents would be involved in such sales.

Description of our Capital Stock

The following summary does not purport to be complete description of our capital stock and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to such exhibits, and to the applicable provisions of Delaware law.

General

Our authorized capital stock consists of 45,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of October 31, 2017, we had an aggregate of _____________ shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2016 Equity Incentive Plan.

Common Stock

Outstanding Shares

As of October 31, 2017, there were _____________ shares of our common stock outstanding, held by ___ stockholders of record. Our board of directors is authorized to issue additional shares of our common stock without stockholder approval, except as required by the listing standards of NASDAQ and any applicable securities laws.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214. Their telephone number is (503) 227 2950, their fax number is (503) 227 6874, and their website is transferonline.com.

Listing

Our common stock trades on the NASDAQ Capital Market under the symbol “AMMA.”

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•	Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

•	Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or in their absence or disability, by any vice president.

•	Exclusive Forum Provision. Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of DGCL, or our certificate of incorporation or the bylaws, and (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

•	Amendment of Bylaws. Our stockholders may amend our bylaws by the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws. Our board of directors may amend our bylaws at a meeting called for such purpose by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of our directors.

•	Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

Legal Matters

Mazzeo Song P.C. will pass upon certain legal matters relating to the issuance and sale of the securities we may offer hereby. Additional legal matters may be passed upon by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2016 and December 31, 2015, respectively, have been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be read and copied by the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room.

We make available free of charge through our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.alliancemma.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the offering of the securities by means of this prospectus is terminated (other than, in each such case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 17, 2017;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, which were filed on May 15, 2017 and August 14, 2017, respectively;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2017;
•	our Current Reports on Form 8-K, filed with the SEC on each of January 10, 2017, January 24, 2017, February 9, 2017, February 16, 2017, February 22, 2017, March, 1, 2017, April 12, 2017, April 25, 2017, April 26, 2017, May 4, 2017, June 16, 2017, September 12, 2017, September 29, 2017 and October 30, 2017; and
•	the description of our common stock contained in our Registration Statement on Form S-1/A filed with the SEC on August 16, 2016, including all amendments and reports filed for purposes of updating such description.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to:

Alliance MMA, Inc.,

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

Attention: Paul K. Danner

You may also access the documents incorporated by reference in this prospectus through our website at www.alliancemma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Alliance MMA, Inc.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Rights

Units

November __, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,490.00
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Miscellaneous expenses	*

Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Alliance MMA’s certificate of incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, Alliance MMA will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

Alliance MMA’s certificate of incorporation requires the company to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of Alliance MMA, or, while a director or officer of Alliance MMA, is or was serving at the request of Alliance MMA as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under Alliance MMA’s certificate of incorporation, in certain circumstances, Alliance MMA shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that Alliance MMA shall not be required to advance any expenses to a person against whom Alliance MMA directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to Alliance MMA of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

The foregoing statements are subject to the full text of Alliance MMA’s certificate of incorporation. Alliance MMA has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of Alliance MMA against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and.

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.420B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2)), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§ 230.415(a)(1)(i), (vii) or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on § 230.430D of this chapter:

(A)	Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in § 230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 2, 2017.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner, III
Paul K. Danner, III, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul K. Danner, III, John Price, and Joseph Gamberale as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul K. Danner, III
Paul K. Danner, III, Chief Executive Officer and Director (principal executive officer)
November 2, 2017

/s/ John Price
John Price, Chief Financial Officer (principal accounting and financial officer)
November 2, 2017

/s/ Joseph Gamberale
Joseph Gamberale, Director
November 2, 2017

/s/Burt Watson
Burt Watson, Director
November 2, 2017

/s/Joel Tracy
Joel Tracy, Director
November 2, 2017

/s/Renzo Gracie
Renzo Gracie, Director
November 2, 2017

EXHIBIT INDEX

Exhibit Number	Description	Filed Herewith/Incorporated by Reference from Form	Filing Date	SEC File/Reg. Number
1.1*	Form of Underwriting Agreement	N/A

4.1	Form of Common Stock Certificate	Form S-1 Exhibit 4.1	8.16.2016	333-213166

4.2*	Form of Preferred Stock Certificate of Designations	N/A

4.3*	Form of Preferred Stock Certificate	N/A

4.4*	Form of Warrant Agreement	N/A

4.5*	Form of Subscription Rights Agreement	N/A

4.6*	Form of Unit Certificate	N/A

5.1	Opinion of Mazzeo Song P.C.	Filed herewith.

23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Mazzeo Song P.C.	Included in Exhibit 5.1

24.1	Power of Attorney	Set forth on signature page of this Registration Statement.

*To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.